UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 19, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	001-31216	(I.R.S. Employer Identification No.)
of incorporation)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2008 Grants of Performance Stock Units to Named Executive Officers
On February 19, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of McAfee, Inc. (“McAfee”) granted performance stock units (“PSUs”) to certain of McAfee’s named executive officers as follows:

Name	Title	Number of PSUs
David DeWalt	Chief Executive Officer and President	110,000

	Chief Operating Officer and
Eric Brown	Chief Financial Officer	75,000

	Executive Vice President and
Christopher Bolin	Chief Technology Officer	15,000
The vesting of the PSUs is based upon the achievement of certain performance measures to be established by the Committee. The PSUs are also contingent upon the execution by the award recipient of McAfee’s standard form of Performance Stock Unit Issuance Agreement (filed herewith, the “PSU Agreement”) for use under McAfee’s 1997 Stock Incentive Plan, as amended (the “Plan”), and will be subject to the terms and conditions of the Plan.
Form of Performance Stock Unit Issuance Agreement
     General Terms. The PSU Agreement provides for the grant of a number of PSUs that will be paid out in shares of McAfee common stock in accordance with an issuance schedule once the applicable performance and vesting criteria have been met. Upon payout of the shares, the recipient must pay a purchase price per share equal to the par value of McAfee common stock ($0.01), payable through the recipient’s past services rendered to McAfee. McAfee will withhold a portion of the shares subject to the grant to cover applicable tax withholdings using the minimum statutory withholding rates, provided that no fractional shares will be withheld.
     Vesting. If the recipient’s termination of service with McAfee occurs after the end of a performance period, the recipient will vest in the PSUs allocated to the completed performance period on the applicable vesting date, provided that the performance criteria for such performance period have been achieved.
     Stockholder Rights. A PSU award recipient generally will not have any of the rights of a McAfee stockholder, including voting rights and the right to receive dividends and distributions, until the recipient becomes the record holder of the actual shares of McAfee common stock issued in respect of the PSU award, which is subject to the prior satisfaction of the performance and vesting criteria relating to such PSU grants.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
          10.1. Form of Performance Stock Unit Issuance Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: February 25, 2008	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer